Exhibit 99.1 news release

Ovintiv Completes Portfolio Transformation with Agreement to Acquire NuVista Energy Ltd. and Planned Divestiture of Anadarko Assets

Transaction Adds Scale and High-Quality Oil Inventory to Ovintiv’s Premier Montney Position

Highlights:

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Agreement reached to acquire NuVista Energy Ltd. at an average price of approximately C$17.80 per share, or total consideration of approximately $2.7 billion (C$3.8 billion)
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Acquisition is expected to add approximately 140,000 net acres and approximately 100 thousand barrels of oil equivalent per day (“MBOE/d”) in the core of the oil-rich Alberta Montney, highly complementary to Ovintiv’s existing acreage
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Drilling inventory additions of approximately 930 total net 10,000-foot equivalent well locations, at an average cost of $1.3 million per location, including approximately 620 premium(1) return well locations and approximately 310 upside locations
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Access to additional strategic processing infrastructure and downstream capacity to enable future oil growth optionality and natural gas price diversification
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Transaction is expected to be immediately and long-term accretive across all key financial metrics including Non-GAAP Free Cash Flow accretion of approximately 10%
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Annual synergies expected to total approximately $100 million
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Divestiture process for Ovintiv’s Anadarko assets expected to commence in the first quarter of 2026, proceeds expected to be used for accelerated debt reduction
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Ovintiv expects to be below its Non-GAAP Net Debt target of $4 billion by year-end 2026, enabling increased share buybacks

DENVER, November 4, 2025 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) and NuVista Energy Ltd. (“NuVista”) (TSX: NVA) today announced that they have entered into a definitive agreement whereby Ovintiv will acquire all of the outstanding shares of NuVista in a cash and stock transaction that values NuVista at approximately $2.7 billion (C$3.8 billion). Included in the total transaction value is approximately $215 million (C$300 million) of NuVista net debt and 18.5 million shares of NuVista common stock which Ovintiv purchased in a previous transaction. The acquisition is expected to add approximately 930 net 10,000-foot equivalent well locations, and approximately 140,000 net acres (approximately 70% undeveloped) in the core of the oil-rich Alberta Montney. Full year 2026 production from the acquired assets is expected to average approximately 100 MBOE/d (approximately 25 thousand barrels per day (“Mbbls/d”) of oil and condensate). The assets are directly adjacent to Ovintiv’s current operations and include access to processing and downstream infrastructure with significant available capacity. The transaction has been unanimously approved by the Boards of Directors of both companies.

Ovintiv currently owns approximately 9.6% of NuVista's outstanding shares purchased previously in a private transaction for C$16.00 per share. Under the terms of the agreement, Ovintiv will acquire all of the issued and outstanding common shares not otherwise owned by Ovintiv for C$18.00 per share. Total consideration will be made up of 50% cash and 50% Ovintiv common stock. This results in a blended total acquisition price for NuVista of approximately C$17.80 per share. Following the transaction, NuVista shareholders other than Ovintiv will own approximately 10.6% of the pro forma company.

“This transaction boosts our free cash flow per share by acquiring top decile rate of return assets in the heart of the Montney oil window at an attractive price,” said Ovintiv President and CEO, Brendan McCracken. “The NuVista assets were identified as part of an in-depth technical and commercial analysis to identify the highest value undeveloped oil resource in North America. The position is 70% undeveloped and is an exceptional fit with our existing acreage and infrastructure. The team at NuVista has done a tremendous job building these assets which have demonstrated top-tier well performance. We are excited to apply our industry-leading expertise to the combined position. In addition to the high-quality resource and fit with our legacy assets, NuVista has secured significant processing capacity, further unlocking optionality for future oil and condensate growth, paired with a downstream market access portfolio that provides valuable natural gas price diversification outside of the AECO market. This acquisition, combined with the inventory additions from our bolt-on acquisition work in

1) Premium return well locations defined as generating a greater than 35% internal rate of return at $55/bbl WTI oil and $2.75/MMBtu NYMEX natural gas prices. Ovintiv Inc.	1

the Permian is putting our investors into top tier resource at very attractive full cycle returns. It demonstrates the power of our durable returns strategy and further reinforces our increasingly distinctive and growing premium-return inventory life.”

The cash portion of the transaction is expected to be funded through a combination of the Company’s cash on hand, borrowings under the Company's credit facility and/or proceeds from a term loan.

To fund a portion of the cash proceeds for the transaction, the Company has temporarily paused its share buyback program for two quarters. Ovintiv’s bolt-on acquisition activity has effectively been paused until the share buyback program has resumed. The Company’s base dividend is expected to remain unchanged.

Ovintiv also announced plans to launch a divestiture process for its Anadarko asset, which it expects to complete by year-end 2026. Divestiture proceeds are expected to be used for accelerated debt reduction.

Once the Company has reduced Non- GAAP Net Debt to or below its long-term target of $4.0 billion, Ovintiv plans to update its capital allocation framework to direct a greater portion of its post-dividend Non-GAAP Free Cash Flow to shareholder returns.

Transaction Overview:

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Immediately Accretive – The transaction is expected to be immediately and long-term accretive across key operational and financial metrics including Return on Capital Employed, Non-GAAP Cash Flow per Share, and Non-GAAP Free Cash Flow per Share.
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Increases Montney Scale – The transaction is expected to add approximately 620 premium return locations and approximately 310 upside locations. Ovintiv’s core land position in the Montney is expected to increase to approximately 510 thousand net acres. The Company’s pro forma 2026 full year Montney oil and condensate production is expected to average approximately 85 Mbbls/d.
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Significant Synergies – The transaction is expected to generate cost synergies of approximately $100 million annually, comprised primarily of capital savings, production cost savings and overhead cost reductions. Per well cost savings are estimated at approximately $1 million across the acquired assets, consistent with Ovintiv’s current Montney well costs, resulting from streamlined facility design and faster cycle times.
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Increased Processing and Downstream Capacity – NuVista has secured approximately 600 MMcf/d of long-term raw inlet processing capacity, which is expected to allow optimized oil and condensate development of the pro forma asset base. This would allow optionality for Ovintiv’s Montney oil and condensate volumes to grow more than 5% per year for the next three to five years. NuVista also has access to approximately 250 MMcf/d of long-term firm transport to natural gas markets outside of the local AECO market. As of the end of the second quarter, NuVista’s year-to-date natural gas price realization, excluding the impact of hedging, was approximately 180% of AECO. Following the transaction, Ovintiv’s 2026 expected AECO exposure will decline from approximately 30% of its Montney natural gas volumes to approximately 25%.
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Maintains Strong Balance Sheet – Ovintiv’s leverage metrics are expected to remain strong as the transaction is expected to be leverage neutral at the time of closing. As of September 30, 2025, the Company’s Non-GAAP Net Debt was $5.187 billion, approximately $126 million less than the end of the second quarter. The Company remains committed to preserving its investment grade credit profile and does not expect a negative impact to ratings as a result of the transaction.

Refer to Note 1 for information regarding Non-GAAP Measures in this release.

Pro Forma 2026 Full Year Montney Position:

	Ovintiv Standalone	NuVista	Pro Forma
Core Acreage (000s of net acres)	370	140	510
Oil & C5+ Production (Mbbls/d)	60	25	85
Natural Gas (MMcf/d)	1,350	400	1,750
Total Production (MBOE/d)	300	100	400

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2026 Outlook

Following the closing of the transaction, Ovintiv plans to operate an average of six rigs across its combined Montney acreage. The Company plans to run five rigs on its Permian acreage and one rig on its Anadarko acreage. Before the impact of any dispositions, the Company expects to deliver 2026 total average oil and condensate production volumes of approximately 230 Mbbls/d and total volumes of approximately 715 MBOE/d, with capital investment of less than $2.5 billion.

Timing and Approvals

The transaction has been unanimously approved by the Board of Directors of both Ovintiv and NuVista and is expected to close by the end of the first quarter of 2026, subject to NuVista shareholder, court and other customary approvals.

Advisors

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisors to Ovintiv on the transaction. Veriten served as independent strategic advisor. Blake, Cassels & Graydon LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP, and Gibson, Dunn & Crutcher LLP are serving as legal advisors to Ovintiv on the transaction.

Conference Call Information

A conference call and webcast to discuss the transactions will be held on November 5, 2025, at 8:00 a.m. MT (10:00 a.m. ET).

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/428xJ0S to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-510-2154 (toll-free in North America) or 437-900-0527 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including presentation slides, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Important information

Unless otherwise noted, Ovintiv reports in U.S. dollars and production and sales estimates are reported on an after-royalties basis. Unless otherwise specified or the context otherwise requires, references to Ovintiv or to the Company includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedarplus.ca as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow and Non-GAAP Cash Flow per Share are non-GAAP measures. Non-GAAP Cash Flow is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital. Non-GAAP Cash Flow per Share is Non-GAAP Cash Flow divided by the weighted average number of shares of common stock outstanding.
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Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share are non-GAAP measures. Non-GAAP Free Cash Flow is defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions

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and divestitures. Non-GAAP Free Cash Flow per Share is Non-GAAP Free Cash Flow divided by the weighted average number of shares of common stock outstanding. Forecasted Non-GAAP Free Cash Flow assumes forecasted Non-GAAP Cash Flow based on price sensitivity of $60 WTI, $4.00 NYMEX and ($1.70) AECO differential. The scenario utilizes the midpoint of the expected asset production and capital. Due to its forward-looking nature, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, such as changes in operating assets and liabilities. Accordingly, Ovintiv is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure. Amounts excluded from this non-GAAP measure in future periods could be significant.
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Net Debt is a non-GAAP measure defined as long-term debt, including the current portion, less cash and cash equivalents.
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Return on Capital Employed (ROCE) is a non-GAAP measure. ROCE is defined as Adjusted Earnings divided by Capital Employed. Adjusted Earnings is defined as trailing 12-month Non-GAAP Adjusted Earnings plus after-tax interest expense. Non-GAAP Adjusted Earnings is defined as Net Earnings (Loss) excluding non-cash items that management believes reduces the comparability of the Company’s financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes. Capital Employed is defined as average debt plus average shareholders’ equity

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (“BOE”) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation. The term “liquids” is used to represent oil, NGLs and condensate. The term “condensate” refers to plant condensate.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including timing and expected benefits and synergies of the acquisition, funding of the acquisition, pro forma ownership of the Company, expected closing date of the acquisition, plans to complete the Anadarko disposition, use of proceeds and the expected timing thereof, expected credit ratings, 2026 outlook and the resumption of the Company’s share buyback program, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements, which are based on current expectations and, by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the Company's ability to consummate any pending acquisition or divestment transactions (including the transactions described herein); the Company’s ability to integrate acquired assets and businesses and the timing thereof; the satisfaction of customary closing conditions and obtaining key regulatory, court and NuVista shareholder approvals; the ability of the Company to access credit facilities, debt and equity markets and other sources of liquidity to fund operations or acquisitions and manage debt (including to consummate the transactions described herein) ; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company's ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; expectations and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein. Risks and uncertainties with respect to the proposed transactions described herein include, among other things, the risk that the proposed transaction may not be completed in a timely basis or at all, which may adversely affect the Company’s and NuVista’s businesses and the price of their respective securities; the effect of the announcement, pendency or completion of the proposed transaction on the market price of Company and NuVista stock or the ability of each of the Company and NuVista to attract, motivate, retain and hire key personnel and maintain relationships with others whom they do business;

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that the proposed transaction may divert management’s attention from each of the Company’s and NuVista’s ongoing business operations; the risk of any legal proceedings related to the proposed transaction or otherwise, including resulting expense or delay; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement for the transaction, including in circumstances which would require payment of a termination fee; the risk that restrictions during the pendency of the proposed transaction may impact the Company’s or NuVista’s ability to pursue certain business opportunities or strategic transactions; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected; risks relating to the value of Ovintiv securities to be issued in the proposed transaction; and the risk that the integration of NuVista’s business post-closing may not occur as anticipated. Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. Unless otherwise stated herein, all statements, including forward looking statements, contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly, revise or keep current any such statements The forward-looking statements contained in this news release and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.

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